Blox, Inc. Acquires Interest in Ashanti Sankofa Inc.

Vancouver, British Columbia, April 2, 2018 – Blox, Inc. (OTCQB: BLXX), ("**Blox**") announces that it has acquired by way of a private placement transaction, 3,333,333 units in the capital stock of Ashanti Sankofa Inc., a TSX Venture Exchange listed company trading under the symbol "ASI" ("**Ashanti**"). Each unit consists of one common share (the "**Share**") and one transferable share purchase warrant (the "**Warrant**") exercisable for a term of two-years at a price of CAD$0.05 per share (the "**Units**").

Prior to giving effect to the private placement transaction pursuant to which Blox acquired 3,333,333 Units, Blox did not hold directly and indirectly any securities of Ashanti. After giving effect to the acquisition of the 3,333,333 Units, Blox holds 3,333,333 Shares, representing 9.51% of the issued and outstanding shares of the Company. Assuming exercise of the 3,333,333 Warrants, Blox would hold 6,666,666 Shares, representing 17.36% of the issued and outstanding shares of Ashanti.

The Units were acquired for investment purposes. While Blox does not intend to acquire further securities of Ashanti, Blox may, from time to time, increase or decrease its ownership of securities of Ashanti through the market or otherwise, as circumstances or market conditions warrant.

This news release is being issued in accordance with National Instrument 62-103 – *The Early Warning System and Related Take-Over Bid and Insider Reporting Issues* in connection with the filing of an early warning report dated April 4, 2018. The early warning report respecting the transaction has been filed on the System for Electronic Document Analysis and Review ("SEDAR") under the Company's profile at www.sedar.com.

On behalf of the Board of Directors,

Ronald Renne,
Chairman

For further information, please contact:
rrenne@bloxinc.com

Cautionary Note Regarding Forward-Looking Information

Forward Looking Statement Disclaimer. This press release may present "forward-looking statements" within the meaning of applicable securities legislation that involve inherent risks and uncertainties. Forward-looking statements include, but are not limited to, statements with respect continuing the economic re-assessment of our assets in Guinea and Ghana, or potentially moving into production in the medium term. Generally, these forward-looking statements can be identified by the use of forward looking terminology such as "plans", "expects" or "does not expect", "is expected", budget", "scheduled", "estimates", "forecasts", "intends", "anticipates" or "does not anticipate", or "believes", or variations of such words and phrases or state that certain actions, events or results "may", "could", "would", "might"

or "will be taken", "occur" or "be achieved". Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements of Blox, Inc. or the combined company to be materially different from those expressed or implied by such forward looking statements, including but not limited to: risks related to international operations, risks related to the integration of acquisitions; risks related to joint venture operations; actual results of current exploration activities; actual results of current or future reclamation activities; conclusions of economic evaluations; changes in project parameters as plans continue to be refined; future prices of gold and other minerals and metals; possible variations in ore reserves, grade or recovery rates; failure of equipment or processes to operate as anticipated; accidents, labour disputes and other risks of the mining industry; and delays in obtaining governmental approvals or financing or in the completion of development or construction activities. Although the management and officers of Blox, Inc. believe that the expectations reflected in such forward looking statements are based upon reasonable assumptions and have attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. Blox Inc. does not undertake to update any forward-looking statements that are incorporated by reference herein, except in accordance with applicable securities laws.